FOR IMMEDIATE RELEASE	Thursday, August 9, 2018

Gannett Reports Second Quarter Results
Solid Growth in Digital Advertising & Marketing Services Revenues
ReachLocal Delivers Significant Margin Improvement
Raises Adjusted EBITDA Outlook

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported second quarter 2018 financial results for the period ended June 30, 2018 (1).

"We are excited by the continued momentum in our digital business driven by strong growth in our marketing services and national media businesses," said Robert J. Dickey, president and chief executive officer. "On July 2nd, we successfully closed the WordStream acquisition, which adds more software-as-a-service solutions to our digital marketing services product portfolio and will further propel our digital transformation that is already well underway."

"The strong margin improvement at our ReachLocal segment and the continued focus on driving efficiencies within our publishing and corporate operations reflect strong execution on our objectives," said Ali Engel, senior vice president and chief financial officer. "Adjusted EBITDA grew year-over-year and we delivered better than expected margin expansion in the quarter. We are increasing our Adjusted EBITDA guidance range for the year as a result of our stronger first-half performance, combined with the integration of WordStream."

Second Quarter 2018 Consolidated Results (2)

•	Operating revenues were $730.8 million, compared to $774.5 million in the second quarter of 2017.

•	Favorable changes in foreign currency exchange rates benefited revenues by $4.7 million.

•	Same store operating revenues declined 7.5% year-over-year, consistent with the first quarter decline of 7.2%.

•	Total digital revenues increased 8% to $260.9 million, or approximately 36% of total revenue.

•	GAAP net income was $16 million, including $22.8 million of after-tax restructuring, asset impairment charges and other costs.

•
Adjusted EBITDA (3) totaled $85.6 million, compared to $83.7 million in the second quarter of 2017, up 2.3% year-over-year reflecting strong earnings growth at ReachLocal and continued operating efficiencies across our publishing and corporate operations. Adjusted EBITDA margins expanded in the quarter to 11.7% from 10.8% in the year ago quarter.

Second Quarter 2018 Publishing Segment

•	Publishing segment operating revenues were $644.6 million, compared to $692.2 million in the second quarter of 2017. On a same store basis, segment revenues declined 8.9%.

•
Same store print advertising revenues for the quarter declined 19.1% year-over-year reflecting a negative impact from the timing of Easter, which instead benefited the first quarter. First half same store print advertising revenues fell 18.1% year-over-year, consistent with trends seen in the last six months of 2017.

•
Digital advertising & marketing services revenues increased 8.5% to $107.9 million, compared to the prior year quarter. On a same store basis, digital advertising & marketing services revenues increased 6.4%, consistent with the first quarter trend.

◦	Digital marketing services revenues of $20.0 million rose 72.0%, on a same store basis, driven by higher client counts and higher average revenue per client.

◦	Digital media revenues of $68.5 million rose 4.9%, on a same store basis, due to strong growth in national revenues.

◦	Digital classified revenues of $19.3 million fell 21.6%, on a same store basis, reflecting weakness across all categories.

•
Same store circulation revenues fell 5.0% from the prior year quarter, consistent with the first quarter trend, reflecting the continued benefit from our full-access subscriber pricing initiatives, offset by expected revenue declines in single copy.

•	Digital-only subscriber volumes grew 46% year-over-year and now total approximately 413,000.

•	Publishing segment Adjusted EBITDA was $94.4 million compared to $104.1 million in the prior year quarter.

Second Quarter 2018 ReachLocal Segment

•	ReachLocal revenues were $100.4 million, up 16.9% year-over-year.

◦	The increase was attributable to the migration of Gannett clients onto the ReachLocal platform and organic growth across ReachLocal's core business.

•	Adjusted EBITDA was $10.3 million, or a 10.2% margin, up materially from only $1.2 million in the second quarter of 2017.

◦
Improved profitability in the quarter was driven by continued solid growth in average revenue per client due to more successful cross-selling and the migration of Gannett clients onto the ReachLocal platform. Additionally, in the second quarter, we sold our business in Germany, which had been slightly unprofitable a year ago.

Second Quarter 2018 Cash Flow

•
Net cash flow from operating activities was approximately $15.4 million, compared to $98.3 million in the prior year quarter. The decrease in net cash flow from operating activities primarily relates to the timing of pension contributions of $25 million in the second quarter of 2018, as compared to the third quarter of 2017, and a tax refund of $16 million received in the second quarter of 2017.

•	Capital expenditures were approximately $14 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.1 million; there were no share repurchases.

•
As of the end of the second quarter, the company had a cash balance of $209.7 million and $170 million drawn on its revolver plus $166.8 million in convertible notes, or net debt of $127.1 million. The company's revolver balance at the end of second quarter reflects the funding needed to complete the purchase of WordStream in early July.

Outlook

For 2018, the company is providing the following outlook:

•	Consolidated revenues of $2.95-3.00 billion, compared to $2.93-3.03 billion previously, including a $27 million contribution from WordStream.

•	Consolidated Adjusted EBITDA outlook of $337-345 million, raised from prior guidance of $330-340 million, reflecting a $7 million contribution from WordStream.

•	Capital expenditures of $65-75 million.

•
Depreciation and amortization of $140-150 million, excluding accelerated depreciation related to facility consolidations and including an estimated $6 million for depreciation and intangibles amortization related to WordStream.

•	The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be a credit of $5-7 million as compared to an expense of $21 million in 2017.

•	A non-GAAP effective tax rate of 25-26% (3).

1 Both the second quarter of 2018 and second quarter of 2017 consisted of 91 calendar days.

2 Beginning in the second quarter of 2018, we have realigned the presentation of web presence and software-as-a-service revenues from other revenues to advertising and marketing services revenues on the Condensed consolidated statements of income (loss). As a result of this updated presentation, for the three and six months ended June 30, 2018, advertising and marketing services revenues increased and other revenues decreased $13.1 million and $23.9 million, respectively. Additionally, advertising and marketing services revenues increased and other revenues decreased $8.9 million and $15.9 million for the three and six months ended June 25, 2017, respectively. Operating revenues, net income, retained earnings, and earnings per share remained unchanged.

[3]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

* * * *

Conference Call Information

The company will hold a conference call at 10:00 a.m. ET today to discuss its second quarter results. The call can be accessed via a live webcast through the company's investor site, http://investors.gannett.com/, or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1179067. A conference call replay will be available through September 7, 2018. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	our ability to achieve our strategic transformation;

•	an accelerated decline in general print readership and/or advertiser patterns as a result of competitive alternative media or other factors;

•	an inability to adapt to technological changes or grow our digital businesses;

•
risks associated with the operation of an increasingly digital business, such as rapid technological changes, frequent new product introductions, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	macroeconomic trends and conditions;

•	competitive pressures in the markets in which we operate;

•	increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•	potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•	variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•
risks and uncertainties related to strategic acquisitions or investments, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	our ability to protect our intellectual property or defend successfully against infringement claims;

•	our ability to attract and retain employees;

•	labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	risks associated with our underfunded pension plans;

•
adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	risks to our liquidity related to the redemption, conversion and similar features of our convertible notes; and

•	other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2017. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	Vice President, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME (LOSS) Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended		Six months ended
	June 30, 2018	June 25, 2017	June 30, 2018	June 25, 2017

Operating revenues:
Advertising and marketing services	$420,163	$454,107	$830,475	$896,588
Circulation	263,806	273,676	530,392	556,962
Other	46,799	46,724	92,852	94,414
Total operating revenues	730,768	774,507	1,453,719	1,547,964

Operating expenses:
Cost of sales and operating expenses	452,053	480,926	909,037	980,644
Selling, general and administrative expenses	199,143	206,681	412,142	416,241
Depreciation and amortization	38,378	51,850	78,630	98,667
Restructuring costs	12,611	9,827	21,910	22,378
Asset impairment charges	10,483	14,719	14,239	18,497
Total operating expenses	712,668	764,003	1,435,958	1,536,427
Operating income	18,100	10,504	17,761	11,537

Non-operating expenses:
Interest expense	(5,935)	(3,454)	(10,413)	(7,709)
Other non-operating items, net	4,042	(5,301)	8,353	(9,188)
Total non-operating expenses	(1,893)	(8,755)	(2,060)	(16,897)

Income (loss) before income taxes	16,207	1,749	15,701	(5,360)
Provision (benefit) for income taxes	(99)	2,236	(228)	(2,794)
Net income (loss)	$16,306	$(487)	$15,929	$(2,566)

Earnings (loss) per share - basic	$0.14	$(0.00)	$0.14	$(0.02)
Earnings (loss) per share - diluted	$0.14	$(0.00)	$0.14	$(0.02)

Weighted average number of common shares outstanding:
Basic	112,946	113,652	112,852	113,574
Diluted	116,219	113,652	116,035	113,574

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended		Six months ended
	June 30, 2018	June 25, 2017	June 30, 2018	June 25, 2017

Operating revenues:
Publishing	$644,551	$692,180	$1,283,211	$1,387,104
ReachLocal	100,435	85,926	196,923	163,491
Corporate and Other	1,809	1,041	3,785	2,009
Intersegment eliminations	(16,027)	(4,640)	(30,200)	(4,640)
Total	$730,768	$774,507	$1,453,719	$1,547,964

Adjusted EBITDA:
Publishing	$94,358	$104,120	$172,116	$195,784
ReachLocal	10,271	1,217	16,480	4,363
Corporate and Other	(19,030)	(21,683)	(47,929)	(46,812)
Total	$85,599	$83,654	$140,667	$153,335

Depreciation and amortization:
Publishing	$24,157	$37,638	$50,446	$71,063
ReachLocal	8,896	8,783	17,409	16,658
Corporate and Other	5,325	5,429	10,775	10,946
Total	$38,378	$51,850	$78,630	$98,667

Capital expenditures:
Publishing	$6,321	$7,731	$10,430	$17,227
ReachLocal	4,234	4,214	7,742	7,900
Corporate and Other	3,419	2,846	9,350	4,704
Total	$13,974	$14,791	$27,522	$29,831

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	June 30, 2018	June 25, 2017	% Change

Reported revenues	$730,768	$774,507	(5.6%)
Acquired revenues	(10,487)	—	***
Currency impact	(4,165)	—	***
Same store revenues	$716,116	$774,507	(7.5%)

Reported advertising and marketing services revenues	$420,163	$454,107	(7.5%)
Acquired revenues	(6,768)	—	***
Currency impact	(2,600)	—	***
Same store advertising and marketing services revenues	$410,795	$454,107	(9.5%)

Reported circulation revenues	$263,806	$273,676	(3.6%)
Acquired revenues	(2,579)	—	***
Currency impact	(1,208)	—	***
Same store circulation revenues	$260,019	$273,676	(5.0%)

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	June 30, 2018	June 25, 2017	% Change

Publishing revenues detail
Print advertising:
Local	$103,354	$124,708	(17.1%)
Classified	74,905	86,338	(13.2%)
National	49,636	62,377	(20.4%)
Total print advertising	227,895	273,423	(16.7%)
Digital advertising and marketing services:
Digital media	68,513	64,068	6.9%
Digital classified	19,300	23,687	(18.5%)
Digital marketing services	20,047	11,643	72.2%
Total digital advertising and marketing services	107,860	99,398	8.5%
Total advertising and marketing services	335,755	372,821	(9.9%)

Circulation	263,806	273,676	(3.6%)

Other	44,990	45,683	(1.5%)

Total Publishing revenues	$644,551	$692,180	(6.9%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) acquisition-related expenses (including certain integration expenses), (7) asset impairment charges, (8) other items (including certain business transformation costs, litigation expenses, multi-employer pension withdrawals, and gains or losses on certain investments), (9) depreciation, and (10) amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) acquisition-related expenses (including certain integration expenses), (4) non-operating (gains) losses, and (5) other items (including certain business transformation expenses, litigation expenses, multi-employer pension withdrawals and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. In addition, tax is adjusted for impacts associated with new tax rates in the U.S. Tax Cuts and Jobs Act. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended June 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$16,306
Benefit for income taxes				(99)
Interest expense				5,935
Other non-operating items, net				(4,042)
Operating income (loss) (GAAP basis)	$48,998	$(1,696)	$(29,202)	$18,100
Depreciation and amortization	24,157	8,896	5,325	38,378
Restructuring costs	9,447	2,966	198	12,611
Asset impairment charges	10,483	—	—	10,483
Acquisition-related items	—	105	2,917	3,022
Other items	1,273	—	1,732	3,005
Adjusted EBITDA (non-GAAP basis)	$94,358	$10,271	$(19,030)	$85,599

	Three months ended June 25, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(487)
Provision for income taxes				2,236
Interest expense				3,454
Other non-operating items, net				5,301
Operating income (loss) (GAAP basis)	$52,206	$(7,889)	$(33,813)	$10,504
Depreciation and amortization	37,638	8,783	5,429	51,850
Restructuring costs	6,752	323	2,752	9,827
Asset impairment charges	14,719	—	—	14,719
Acquisition-related items	244	—	1,326	1,570
Other items	(7,439)	—	2,623	(4,816)
Adjusted EBITDA (non-GAAP basis)	$104,120	$1,217	$(21,683)	$83,654

NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands

Table No. 5 (continued)

	Six months ended June 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$15,929
Benefit for income taxes				(228)
Interest expense				10,413
Other non-operating items, net				(8,353)
Operating income (loss) (GAAP basis)	$88,163	$(4,622)	$(65,780)	$17,761
Depreciation and amortization	50,446	17,409	10,775	78,630
Restructuring costs	17,724	3,505	681	21,910
Asset impairment charges	14,239	—	—	14,239
Acquisition-related items	—	121	3,825	3,946
Other items	1,544	67	2,570	4,181
Adjusted EBITDA (non-GAAP basis)	$172,116	$16,480	$(47,929)	$140,667

	Six months ended June 25, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(2,566)
Benefit for income taxes				(2,794)
Interest expense				7,709
Other non-operating items, net				9,188
Operating income (loss) (GAAP basis)	$95,725	$(12,661)	$(71,527)	$11,537
Depreciation and amortization	71,063	16,658	10,946	98,667
Restructuring costs	17,873	323	4,182	22,378
Asset impairment charges	18,497	—	—	18,497
Acquisition-related items	(89)	43	2,639	2,593
Other items	(7,285)	—	6,948	(337)
Adjusted EBITDA (non-GAAP basis)	$195,784	$4,363	$(46,812)	$153,335

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended		Six months ended
	June 30, 2018	June 25, 2017	June 30, 2018	June 25, 2017

Restructuring costs (including accelerated depreciation)	$16,833	$23,625	$31,293	$45,957
Asset impairment charges	10,483	14,719	14,239	18,497
Acquisition-related items	3,022	1,570	3,946	2,593
(Gains) losses from non-operating activities	(2,862)	—	(2,728)	158
Other items	1,272	(4,702)	1,986	(3,198)
Pretax impact	28,748	35,212	48,736	64,007
Income tax impact of above items	(7,173)	(13,394)	(12,100)	(24,432)
Tax benefit	$(2,094)	$—	$(2,094)	$—
Impact of items affecting comparability on net income	$19,481	$21,818	$34,542	$39,575

Net income (loss) (GAAP basis)	$16,306	$(487)	$15,929	$(2,566)
Impact of items affecting comparability on net income (loss)	19,481	21,818	34,542	39,575
Adjusted net income (non-GAAP basis)	$35,787	$21,331	$50,471	$37,009

Earnings (loss) per share - diluted (GAAP basis)	$0.14	$(0.00)	$0.14	$(0.02)
Impact of items affecting comparability on net income (loss)	0.17	0.18	0.29	0.34
Adjusted earnings per share - diluted (non-GAAP basis)	$0.31	$0.18	$0.43	$0.32

Diluted weighted average number of common shares outstanding (GAAP basis)	116,219	113,652	116,035	113,574
Diluted weighted average number of common shares outstanding (non-GAAP basis)	116,219	115,918	116,035	115,595

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

	Three months ended June 30, 2018	Six months ended June 30, 2018

Net cash flow from operating activities (GAAP basis)	$15,377	$80,530
Capital expenditures	(13,974)	(27,522)
Free cash flow (non-GAAP basis)	$1,403	$53,008